                                                 Registration No. 333-_________
   As filed with the Securities and Exchange Commission on September 30, 1999
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             ARCADIA FINANCIAL LTD.
             (Exact name of registrant as specified in its charter)

            Minnesota                                            41-1664848
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)
                              --------------------

                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                  Non-Statutory Stock Option Agreement between
                    Arcadia Financial Ltd. and Warren Kantor
                            (Full title of the plan)

                              --------------------

                              Richard A. Greenawalt
                             Arcadia Financial Ltd.
                          7825 Washington Avenue South
                        Minneapolis, Minnesota 55439-2444
                                 (612) 942-9880
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                             William B. Payne, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                           Minnesota, Minnesota 55402
                              --------------------


                         CALCULATION OF REGISTRATION FEE
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
                                                      Proposed maximum      Proposed maximum
    Title of securities             Amount to be     offering price per    aggregate offering         Amount of
     to be registered                registered           share(1)               price             registration fee
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

Common stock, $.01 par value           125,000             $4.00               $500,000.00             $139.00

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- -------------------------------------------------------------------------------------------------------------------

(1)      Calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant incorporates herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

                  (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

                  (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

                  (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

                  (d) The Registrant's Current Report on Form 8-K dated May 21, 1999, filed May 21, 1999;

                  (e) The Registrant's Current Report on Form 8-K dated March 5, 1999, filed March 8, 1999;

                  (f) The Registrant's Current Report on Form 8-K dated March 1, 1999, filed March 3, 1999;

                  (g) The Registrant's Current Report on Form 8-K dated June 7, 1999, filed June 16, 1999; and

                  (h) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A/A-1 File No. 1-14276 and the description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A/A-1 File No. 1-12427.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Statutes provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit and
Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions in such person's official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions in such person's official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation. Section 302A.521 also requires payment by a corporation, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         Article 6 of the Registrant's Restated Bylaws, as amended, provides that directors, officers, employees and agents, past or present, of the Registrant, and persons serving as such of another corporation or entity at the request of the Registrant, shall be indemnified by the Registrant for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted under Minnesota Statutes Section 302A.521.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


         Exhibit
         Number            Description
         -------           -----------
          4.1              Non-Statutory Stock Option Agreement dated January
                           20, 1999, between the Registrant and Warren Kantor
                           (filed herewith)

          5.1              Opinion of Dorsey & Whitney LLP

         23.1              Consent of Dorsey & Whitney LLP (included in Exhibit
                           5.1)

         23.2              Consent of Independent Public Accountants

         24.1              Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or other controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 28th day of September, 1999.

                                               ARCADIA FINANCIAL LTD.


                                               By /s/Richard A. Greenawalt
                                                  -----------------------------
                                                  Richard A. Greenawalt
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Greenawalt and John A. Witham, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


            SIGNATURE                                          TITLE                                  DATE
            ---------                                          -----                                  ----
    /s/Richard A. Greenawalt                     Chief Executive Officer and Director             September 28, 1999
- ------------------------------------             (Principal Executive Officer)
      Richard A. Greenawalt

      /s/Robert A. Marshall                      President and Director                           September 28, 1999
- ------------------------------------
       Robert A. Marshall

        /s/John A. Witham                        Executive Vice President and Chief Financial     September 28, 1999
- ------------------------------------             Officer (Principal Financial Officer)
         John A. Witham

      /s/Brian S. Anderson                       Senior Vice President and Controller             September 28, 1999
- ------------------------------------             (Principal Accounting Officer)
        Brian S. Anderson

      /s/Scott H. Anderson                       Director                                         September 28, 1999
- ------------------------------------
        Scott H. Anderson

       /s/Robert J. Cresci                       Director                                         September 28, 1999
- ------------------------------------
        Robert J. Cresci

        /s/James L. Davis                        Director                                         September 28, 1999
- ------------------------------------
         James L. Davis

        /s/Warren Kantor                         Director                                         September 28, 1999
- ------------------------------------
          Warren Kantor

                                EXHIBIT INDEX TO
                                    FORM S-8

                             ARCADIA FINANCIAL LTD.


         Exhibit
         Number            Description
         -------           -----------
            4.1            Non-Statutory Stock Option Agreement, dated January
                           20, 1999, between the Registrant and Warren Kantor
                           (filed herewith)

            5.1            Opinion of Dorsey & Whitney LLP

           23.1            Consent of Dorsey & Whitney LLP (included in Exhibit
                           5.1)

           23.2            Consent of Independent Public Accountants

           24.1            Power of Attorney (included on signature page)